UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 5, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) previously approved the Federal Agricultural Mortgage Corporation 2008 Omnibus Incentive Plan (the “2008 Plan”), subject to stockholder approval.  On June 5, 2008, the holders of Farmer Mac’s voting common stock approved the 2008 Plan, a copy of which was included in Farmer Mac’s Proxy Statement filed with the SEC on April 29, 2008.  On June 5, 2008 (the “Grant Date”), the Compensation Committee of the Board approved the grant of stock appreciation rights (“SARs”) to the following executive officers and directors of Farmer Mac pursuant to the 2008 Plan:

Executive Officers
Name	Number of SARs Granted
Henry D. Edelman	103,861
Nancy E. Corsiglia	48,305
Tom D. Stenson	42,617
Timothy L. Buzby	19,509
Jerome G. Oslick	17,648
Mary K. Waters	14,830

Directors
Name	Number of SARs Granted
Fred L. Dailey	6,000
Julia Bartling	6,000
Dennis L. Brack	6,000
Grace T. Daniel	6,000
Paul A. DeBriyn	6,000
James R. Engebretsen	6,000
Dennis A. Everson	6,000
Michael A. Gerber	6,000
Ernest M. Hodges	6,000
Mitchell A. Johnson	6,000
Lowell L. Junkins	6,000
Glen O. Klippenstein	6,000
Clark Maxwell	6,000
Brian J. O’Keane	6,000
John Dan Raines	6,000

Each SAR represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C Non-Voting Common Stock, $1.00 par value per share (the “Shares”) on the applicable date of exercise over the grant price.  The grant price for the SARs listed above is $28.94 per Share, which represents the closing price of a Share reported on the New York Stock Exchange on the Grant Date.  Settlement of the SARs will be made in Shares as soon as administratively practicable following the date of exercise.

The SARs listed above granted to executive officers will vest in three equal annual installments on each of May 31, 2009, 2010 and 2011.  The SARs listed above granted to directors will vest in full on May 31, 2009.

With respect to grants to executive officers, upon a participant’s termination of employment for any reason other than (i) death, (ii) Disability (as defined in the 2008 Plan), (iii) Retirement (defined as the termination of the officer’s employment without Cause after attaining age fifty-five and reaching a combined age and years of employment at Farmer Mac of at least seventy-five), or (iv) for Cause (as defined in the 2008 Plan), unvested SARs will be cancelled immediately and vested SARs will remain exercisable for 90 days.  Upon a participant’s Retirement, unvested SARs will continue to vest as scheduled and remain exercisable for five years.

With respect to grants to directors, upon termination of the director’s service for any reason other than death, Disability or for Cause, unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year.

Upon a termination of employment or service as a director due to a participant’s death or Disability, unvested SARs will immediately vest and remain exercisable for one year.  Upon a termination for Cause, all vested and unvested SARs will immediately terminate.

In no event will the SARs be exercisable beyond the original expiration date, which is the tenth anniversary of the Grant Date for executive officers and the seventh anniversary of the Grant Date for directors.

The form of SAR Agreement under the 2008 Plan is attached to this report as Exhibit 10 and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On June 11, 2008, Farmer Mac issued a press release to announce the election of new directors and to report two items approved at its Annual Meeting of Stockholders held on June 5, 2008.  A copy of the press release is attached to this report as Exhibit 99 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events.

Ten directors were elected to one-year terms on Farmer Mac’s Board of Directors at the Corporation’s Annual Meeting of Stockholders on June 5, 2008.  Pursuant to the Farmer Mac charter, holders of Class A Voting Common Stock elected five directors and holders of Class B Voting Common Stock elected five directors.  The remaining five members of Farmer Mac’s fifteen-member Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

As a result of that election, three new directors were seated on Farmer Mac’s Board of Directors.  James R. Engebretsen and Clark Maxwell were elected by the holders of Class A Voting Common Stock and Brian J. O’Keane was elected by the holders of Class B Voting Common Stock.  These newly elected directors replace Timothy F. Kenny, Charles E. Kruse and Ralph W. Cortese, respectively, all of whom had been nominees of the Board and named in the Corporation’s Proxy Statement.  The name, age, and business experience of each of the three new directors not named in the Proxy Statement is set forth below:

James R. Engebretsen, age 52, is the MBA Director and the Assistant Dean of Corporate Relations and Career Services at the Marriott School of Management at Brigham Young University.  He oversees the Marriott School's placement function and relationships with corporations across the United States in addition to his director role in the MBA program.  Mr. Engebretsen formerly served as the Managing Director of the Peery Institute of Financial Services at the Marriott School from 2004 to 2006.  He joined the Marriott School with nearly fifteen years work experience at Lehman Brothers, JP Morgan, and Goldman Sachs in New York and Philadelphia.  He left Goldman Sachs in 1995 to set up his own hedge fund, Associates Capital Management, which he managed until he was called to preside over the Oklahoma City Mission in 1997.  He earned his MBA and BS in Economics from BYU.  Mr. Engebretsen has been named to serve on the Corporate Governance Committee and the Marketing Committee of the Farmer Mac Board.

Clark Maxwell, age 36, has been a Vice President at Chatham Financial Corp. since 2002, where he is the Director of Accounting Policy and Global Accounting Services.  Chatham provides comprehensive interest rate and currency hedging expertise to hundreds of financial institutions, real estate companies, and other institutional clients.  From 1998 to 2002, Mr. Maxwell was a Manager at Ernst & Young LLP, where he specialized in audits of financial institutions and served as a derivatives and hedging subject matter expert.  Mr. Maxwell was a Postgraduate Technical Assistant at the Financial Accounting Standards Board from 1997 to 1998, where he worked on the development of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.  Mr. Maxwell is a Certified Public Accountant and a member of the AICPA.  He received his BS, summa cum laude, and Masters in Accounting from Brigham Young University.  Mr. Maxwell has been named to serve on the Audit Committee and the Credit Committee of the Farmer Mac Board.

Brian J. O’Keane, age 39, is the Senior Vice President & Chief Financial Officer of AgriBank, FCB, the largest of five banks within the national Farm Credit System.  He joined AgriBank in September 2007 and provides leadership and strategic oversight of the finance function including treasury, capital planning, and financial control.  From 1997 until joining AgriBank, Mr. O'Keane held a series of key financial leadership roles within CNH Capital, the captive financial services arm of Case New Holland Inc. and its predecessor company, Case Corporation, functioning as global treasurer beginning in 2002.  In his capacity as treasurer, he was responsible for directing all global treasury and capital markets activities, including asset-backed securitization, capital structure management, liquidity planning, corporate finance and financial risk management.  His experience also includes financial leadership roles at The Quaker Oats Company from 1996 to 1997 and Exxon Corporation from 1991 to 1995.  Mr. O’Keane holds a BS degree in Finance from Indiana University and an MBA degree in Finance, Accounting and International Business from the Kellogg Graduate School of Management, Northwestern University.  Mr. O’Keane has been named to serve on the Finance Committee of the Farmer Mac Board.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.           Form of SAR Agreement.

99.           Press Release dated June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:         June 11, 2008